Exhibit 5.1

200 South Orange Avenue, Suite 2600 | Orlando, FL 32801 | T 407.425.8500 | F 407.244.5288

Holland & Knight LLP | www.hklaw.com

January 24, 2025

Clene Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Ladies and Gentlemen:

We have acted as special counsel to Clene Inc., a Delaware corporation (the “Company”) with respect to the preparation of the shelf registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the offer and resale by the selling securityholders, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 1,146,789 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share, issuable upon conversion of senior secured convertible promissory notes (the “Notes”). The Notes were issued pursuant to a note purchase agreement (the “Note Purchase Agreement”), dated December 17, 2024, by and among the Company, Kensington Clene 2024 LLC (“Kensington”), 4Life Research, LLC (“4Life”) and La Scala Investments, LLC (“La Scala,” and collectively with Kensington and 4Life, the “Selling Securityholders”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement.

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the following documents:

(i)    The organizational or governing documents of the Company;

(ii)     The Registration Statement, including the Prospectus;

(iii)     The Notes and the Note Purchase Agreement; and

(iv)     The records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the Registration Statement.

We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i)    The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)    The authenticity of the originals of the documents submitted to us.

Clene Inc.

January 24, 2025

(iii)    The conformity to authentic originals of any documents submitted to us as copies.

(iv)    As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and the Note Purchase Agreement, and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that when issued and delivered upon conversion of the Notes in accordance with the terms of such Notes and the Note Purchase Agreement, the Conversion Shares will have been validly issued, fully paid and non-assessable.

Our opinions are limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP